UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2011

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167
(Commission File
(State or other jurisdiction of incorporation or organization)	Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Advisory Agreement

On March 29, 2011, Carter Validus Mission Critical REIT, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the Amended and Restated Advisory Agreement dated November 26, 2010, by and among the Company, Carter/Validus Operating Partnership, LP and the Carter/Validus Advisors, LLC (the “Advisor”). The First Amendment, which is attached as Exhibit 10.1 hereto, revises and clarifies certain fees and expenses payable to the Advisor. Pursuant to the terms of the First Amendment, the Company will defer the amount of asset management fees that in a particular period would be equal to that amount by which distributions exceed the modified funds from operations. In addition, the First Amendment provides that the Company will reimburse the Advisor for organization and offering expenses to the extent that such reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of the gross proceeds raised by the Company in its initial public offering (the “Offering”).

The material terms of the First Amendment are qualified in their entirety by the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03(a)	Amendments to Articles of Incorporation or Bylaws

The Company amended its charter (the “Charter Amendment”). The primary purpose of the Charter Amendment is to prohibit reimbursements by the Company for costs of personnel of the Advisor or its affiliates to the extent that such personnel perform services in connection with services for which the Advisor receives an acquisition/advisory fee and/or real estate commissions. Prior to the Charter Amendment, the Company was prohibited to reimburse the Advisor or its affiliates for all services for which the Advisor or its affiliates were entitled to compensation in the form of a separate fee.

The Charter Amendment was filed with the Maryland State Department of Assessments and Taxation and became effective on March 30, 2011. The material terms of the Charter Amendment are qualified in their entirety by the Charter Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 29, 2011, the Company held its 2011 annual meeting of stockholders. At the annual meeting, the stockholders voted on the following three proposals:

1. To elect five directors to the board of directors of the Company to hold office until the next annual meeting of stockholders and until such person’s successor is duly elected and qualifies. Each of the five nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Withheld

John Carter	26,000	0	—
Mario Garcia, Jr.	26,000	0	—
Randall Greene	26,000	0	—
Ronald Rayevich	26,000	0	—
Jonathan Kuchin	26,000	0	—

Stockholders representing 3,000 shares of the Company’s common stock did not attend the 2011 annual meeting of stockholders, and as a result did not vote at the meeting.

2.  To adopt the Charter Amendment. The Charter Amendment was adopted, and the voting results are set forth below:

For	Against	Withheld

26,000	0	—

3.  To approve the Company’s 2010 Restricted Share Plan. The 2010 Restricted Share Plan was approved, and the voting results are set forth below:

For	Against	Withheld

26,000	0	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	First Amendment to the Articles of Amendment and Restatement, dated March 30, 2011.

10.1	First Amendment to the Amended and Restated Advisory Agreement, dated March 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: March 31, 2011	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	First Amendment to Articles of Amendment and Restatement, dated March 30, 2011.

10.1	First Amendment to Amended and Restated Advisory Agreement, dated March 29, 2011.